                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Corporate Office Properties Trust
         --------------------------------------------------------------
               (Exact name of Registrant specified in its Charter)


                   Maryland                       23-2947217
        --------------------------------------------------------------
                   (State of                    (IRS Employer
        Incorporation or Organization)       Identification No.)


         8815 Centre Park Drive, Suite
            400 Columbia, Maryland                  21045
        --------------------------------------------------------------
              (Address of principal                Zip Code
               executive offices)

  If this Form relates to the registration of a class of securities pursuant to
     Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. /X/

  If this Form relates to the registration of a class of securities pursuant to
     Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. / /

Securities Act registration statement file number to which this form relates: 333-71807
              ---------

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

        Title of Each Class                Name of Each Exchange on Which
        TO BE SO REGISTERED                EACH CLASS IS TO BE REGISTERED
        --------------------               ------------------------------

    Series E Cumulative Redeemable
    Preferred Shares of Beneficial
  Interest, $.01 par value per share            New York Stock Exchange
-------------------------------------         ------------------------------

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                      None
                         ------------------------------
                                (Title of class)

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Item 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED
            -------------------------------------------------------
      The description of the Registrant's securities to be registered is incorporated by reference to the preliminary Prospectus Supplement, dated as of March 26, 2001, which was filed on Form 424(b)(2) (File No. 333-71807).

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Item 2.     EXHIBITS.
            --------

3.1 Amended and Declaration of Trust of Registrant (filed with the Registrant's Registration Statement on Form S-4 (File No. 333-45649) and incorporated herein by reference).

3.2 Bylaws of Registrant (filed with the Registrant's Registration Statement on Form S-4 (File No. 333-45649) and incorporated herein by reference).

3.3 Form of Articles Supplementary relating to Series E Cumulative Redeemable Preferred Shares of Beneficial Interest.

3.4 Form of Stock Certificate relating to the Series E Cumulative Redeemable Preferred Shares of Beneficial Interest.
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                                   SIGNATURES
                                   ----------

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    CORPORATE OFFICE PROPERTIES TRUST



                                    By:    /s/  John H. Gurley
                                           --------------------------------
                                    Name:  John H. Gurley
   Dated: April 3, 2001             Title: Senior Vice President and
                                           General Counsel


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